Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Tom Ryan Investor Relations Advisor ph: 203.682.8200 fax: 203.682.8201	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Senior Vice President and CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. ANNOUNCES PRELIMINARY

FIRST QUARTER RESULTS

LAS VEGAS, NV.  Tuesday, February 27, 2007.  Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) today announced preliminary results for the fiscal quarter ended January 31, 2007.  Although the Company is still in the process of finalizing its first quarter financial results, based on current information, revenue is expected to be approximately $35.0 - $38.0 million, representing a 5% - 14% increase over the corresponding prior year period; however, net income and earnings per share are expected to be significantly lower than the same prior year period.  The Company is planning to hold its first quarter conference call during the week of March 12, 2007 and also intends to file its first quarter 10-Q that same week.  The Company will announce the actual conference call date upon the finalization of first quarter financial results.

The following were key contributors to the Company’s first quarter preliminary results:

•                  Lower than expected consolidated revenue, relative to the Company’s increased operating costs.  These costs are primarily related to the inclusion of Stargames, which was acquired on February 1, 2006.

•                  Lower than expected revenue and gross margin from certain Stargames product lines.

•                  A slower than expected roll-out of the Company’s multi-player electronic table games, primarily related to product approval delays in certain key North American markets.

•                  The short-term impact resulting from the termination of the Asia Representative Agreement with Elixir Group Ltd. on February 4, 2007, primarily on sales of Stargames slot machines and multi-player electronic table games.

•                  A $1.7 million revenue deferral related to a first quarter shipment to a customer in Macau.

•                  Lower than expected proprietary table game lifetime license sales in North America.

•                  Higher than expected interest costs associated with Stargames acquisition-related debt financing, the balance of which still stands at $70.0 million.

Mark L. Yoseloff, Chairman and Chief Executive Officer commented, “We are disappointed with these preliminary results and understand that we have some short term issues to address.  In that regard, we are evaluating all of our business segments in an effort to maximize long-term revenue growth, improve gross margins and reduce operating costs.  We expect to implement certain changes in our product mix and operations as a result of this evaluation and will be discussing these once the analysis has been completed.”

Yoseloff continued, “Shuffle Master’s management team remains focused on maximizing long-term opportunities and profits across all of our core business lines.  Despite the current Stargames integration issues, we remain optimistic about the future prospects of our electronic table games business and the leadership position that we enjoy as a result of the acquisition.  A positive data point in this regard is that although still preliminary, revenue from this category in the quarter is anticipated to be $5.0 - $5.5 million representing a 14% - 25% increase over the immediately preceding quarter and an over 100% increase over the prior year first quarter. As was the case with the growth of our shuffler and proprietary table game businesses in the past, revenue growth of new product categories is generally evolutionary not revolutionary, and by patient pursuit of a focused strategy, Shuffle Master has become the industry leader in both of those categories. Based on the favorable early trends, we are encouraged in our belief that multi-player electronic tables will emerge as another important category for our Company.”

As a result of the near-term uncertainty associated with the factors discussed above, including, but not limited to, operational improvements in the Company’s multi-player electronic table game business, including the evaluation of broader distribution relationships and the evaluation of various strategic alternatives for certain business segments, management has decided to temporarily suspend guidance for fiscal 2007.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, roulette chip sorters and intelligent table system modules, to improve their profitability, productivity and security, and Entertainment Products, including live proprietary table games, electronic multi-player table game platforms, traditional video slot machines for select markets, live table game tournaments and wireless gaming solutions to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; and various risk related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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